Contact Information:
China Precision Steel
Dan Carlson,
DanielCarlson@comcast.net

Elite IR
Leslie J. Richardson, Partner
+852-3183 0283
Leslie.richardson@elite-ir.com

FOR IMMEDIATE RELEASE

China Precision Steel Announces Fourth Quarter and Fiscal
2010 Year End Results

SHANGHAI, China, September 28, 2010 – China Precision Steel, Inc. (NASDAQ: CPSL), a niche precision steel processing company principally engaged in producing and selling high precision, cold-rolled steel products, announced today its financial results for the 2010 fourth quarter and fiscal year ended June 30, 2010.

Fourth Quarter 2010 Highlights

•	Revenue increased 41.5% to a record $36.4 million
•	Sales volume was a record 39,112 tons
•	Gross profit was $2.5 million with 7.0% gross margin
•	Net income was $1.3 million
•	Fully diluted earnings per share of $0.03

Full Year 2010 Highlights

•	Revenue increased 44.8% to a record $110.5 million
•	Sales volume increased 59.5% to a record 133,946 tons
•	Gross profit was $10.3 million with 9.3% gross margin
•	Net income increased to $5.6 million from a net loss of $0.4 million in fiscal 2009
•	Fully diluted earnings per share of $0.12
•	Exports generated 13% of total sales

“Our record revenue for the fourth quarter and full year fiscal 2010 is due to our increased production capacity in January 2010, combined with strong domestic demand.  Our total tons sold increased 60% in fiscal 2010 over the previous year as domestic demand continues to strengthen, especially for home appliances and auto products,” commented Mr. Hai Sheng Chen, China Precision Steel’s CEO. “Looking forward, we expect to experience continued growth in these markets and as of June 30, 2010, we had a backlog of $16 million.”

Revenue for the fourth quarter of fiscal 2010 was a record $36.4 million, up 41.5% from $25.7 million in the fourth quarter of fiscal 2009. High carbon and low carbon products accounted for 39.3% and 59.0% of sales, respectively, compared to 31.0% and 59.9%, respectively, from the same period of the prior year.  Exports contributed to 9.4% of total revenue, compared to 6.1% in the fourth quarter of fiscal 2009.

Gross profit in the fourth quarter was $2.5 million, up 9.9% from gross profit of $2.3 million in the fourth quarter of fiscal 2009. Gross margin was 7.0%, compared to 9.0% in the same period a year ago. Gross margin was impacted by an increase in depreciation of the new mill and annealing furnaces that began production in the third and fourth quarter of fiscal 2010, respectively, and partially offset by an increase in the average selling price per ton from $745 to $931, period-on-period. Management expects that gross margins will remain around 10% in the near-term and then increase to approximately 15% over the next one to two years as the production volume from the new mill increases.

Selling expenses for the fourth quarter of fiscal 2010 were $173,805, or 0.5% of revenue, compared to $46,961, or 0.2% of revenue, in the fourth fiscal quarter of 2009. Administrative expenses were $702,723, or 1.9% of revenue, compared to $656,632, or 2.6% of revenue in the same period a year ago.  Depreciation and amortization expenses for the quarter were $50,731, or 0.1% of revenue, down from $103,648, or 0.4% of revenue, in the same period a year ago.

Operating income for the fourth quarter was $1.6 million, compared to operating income of $1.5 million in the same period a year ago.

Net income for the fourth quarter of fiscal 2010 was $1.3 million, compared to net income of $2.2 million in the same period of the prior year.  Net income for the fourth quarter of fiscal 2009 included other income in the amount of $1.1 million, due to a reversal of provision for bad and doubtful debts and advances to suppliers in accordance with the company’s accounting policies.  Fully diluted earnings per share were $0.03, compared to fully diluted earnings per share of $0.05 in the fourth quarter of fiscal 2009.

Fiscal Year 2010 Results

Revenues for the fiscal year 2010 were a record $110.5 million, up 44.8% from revenues of $76.3 million in fiscal year 2009.  High carbon and low carbon products accounted for 32.4% and 58.5% of sales, respectively, compared to 22.0% and 66.6%, respectively, in the prior year.  Sales of high carbon, cold-rolled steel increased from $11.3 million, or 15% of total sales, to $29.1 million, or 26% of total sales, due to a strong increase in the demand for auto components during the year.  International sales represented 13% of total sales, down from 28% in fiscal 2009 as the Company continued to experience strong domestic demand as a result of China’s economic stimulus policies during the period.  Gross profit was $10.3 million, up 33.3% from gross profit of $7.7 million in fiscal 2009.  Gross margin was 9.3%, compared to 10.1% a year ago.  Operating income was $6.8 million, compared to an operating loss of $0.2 million in fiscal 2009. Net income was $5.6 million, compared to a net loss of $0.4 million a year ago. Fully diluted earnings per share were $0.12, compared to a fully diluted loss per share of $0.01 for fiscal 2009.

Financial Condition

As of June 30, 2010, China Precision Steel had $29.0 million in cash and cash equivalents, $18.1 million in long term debt, total liabilities of $66.5 million and working capital of $69.3 million. Stockholders’ equity was $127.1 million, compared to $120.6 million as of June 30, 2009.

Business Outlook

In January 2010, China Precision Steel commenced production on its new mill.  The new mill adds 80,000 tons of design capacity, and is expected to bring total production capacity to 260,000 tons once all mills reach full design capacity in approximately three to four years.  Currently, the second and third mills are operating at 80% and 25% of their design capacity, respectively.  Backlog as of June 30, 2010 was $16 million.

“While demand for precision steel products in China continues to improve, steel demand in the rest of the world is still recovering from the global economic crisis.  As a result, we expect the majority of our near-term growth will continue to be derived from the domestic market,” Mr. Chen continued.  “Moreover, we believe that as production gradually ramps up at our new mill, we will continue to experience a stable increase in revenue and net income over the next two to three years.”

About China Precision Steel

China Precision Steel is a niche precision steel processing company principally engaged in the production and sale of high precision cold-rolled steel products and provides value added services such as heat treatment and cutting medium and high carbon hot-rolled steel strips. China Precision Steel’s high precision, ultra-thin, high strength (7.5 mm to 0.05 mm) cold-rolled steel products are mainly used in the production of automotive components, food packaging materials, saw blades, steel roofing and textile needles. The Company sells to manufacturers in the People’s Republic of China as well as overseas markets such as Nigeria, Ethiopia, Thailand and Indonesia. China Precision Steel was incorporated in 2002 and is headquartered in Sheung Wan, Hong Kong. Additional information can be found at the Company’s website http://chinaprecisionsteelinc.com.

Conference Call

China Precision Steel will host a conference call on Wednesday, September 29, 2010 at 9:00 am ET to discuss fiscal 2010 fourth quarter and year end results. To participate in the live conference call, please dial 888-339-2688 fifteen minutes prior to the scheduled conference call time. International callers should dial 617-847-3007. When prompted by the operator, provide Conference Passcode 45711286.

If you are unable to participate in the call at this time, a replay will be available for 14 days starting on Wednesday, September 29, 2009 at 11:00 a.m. Eastern Time. To access the replay, dial 888-286-8010 and enter the passcode 20603237. International callers should dial 617-801-6888 and enter the same passcode.

This conference call will be broadcast live over the Internet and can be accessed by all interested parties by clicking on http://www.chinaprecisionsteelinc.com. Please access the link at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live broadcast, a 90-day replay will be available shortly after the call by accessing the same link.

Forward-Looking Statements

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release and oral statements made by China Precision Steel on its conference call in relation to this release, constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements regarding, the impact of the Company’s newly constructed facility on the Company’s business aqnd operations, and the Company’s ability to expand manufacturing capacity  in 2010 and 2011 as a result of the new facility; the significance of the Company’s backorder on the future business and operations of the Company and the Company’s ability to optimize growth as overall economic conditions improve; and and predictions and guidance relating to the Company’s future financial performance. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs but they involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, business conditions in China, weather and natural disasters, changing interpretations of generally accepted accounting principles; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which China Precision Steel is engaged; cyclicality of steel consumption including overcapacity and decline in steel prices, limited availability of raw material and energy may constrain operating levels and reduce profit margins, environmental compliance and remediation could result in increased cost of capital as well as other relevant risks not included herein. The information set forth herein should be read in light of such risks. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement.  The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

– Financial Tables Follow –

China Precision Steel, Inc. and Subsidiaries
Consolidated Balance Sheets
Audited
	June 30,	June 30,
	2010	2009
Assets
Current assets
Cash and cash equivalents	$29,036,706	$13,649,587
Accounts receivable
Trade, net of allowances of $1,013,744 and $830,127 at June 30, 2010 and 2009, respectively	39,598,845	25,140,834
Bills receivable	4,760,816	6,131,143
Other	1,369,219	881,153
Inventories	28,522,198	16,275,070
Prepaid expenses	534,882	75,917
Advances to suppliers, net of allowance of $1,643,419 and $1,631,557 at June 30, 2010 and 2009, respectively	13,959,206	21,878,047
Total current assets	117,781,872	84,031,751
Property, plant and equipment
Property, plant and equipment, net	69,907,194	46,812,484
Deposits for building, plant and machinery	-	8,348,496
Construction-in-progress	3,983,450	22,245,173
Total Property, plant and equipment	73,890,644	77,406,153
Intangible assets, net	1,844,995	1,871,211
Goodwill	99,999	99,999
Total assets	$193,617,510	$163,409,114
Liabilities and Stockholders' Equity
Current liabilities
Short-term loans	$25,965,421	$22,489,031
Accounts payable and accrued liabilities	9,952,109	7,144,242
Advances from customers	3,266,377	1,742,944
Other taxes payables	3,868,220	6,650,668
Current income taxes payable	5,393,000	4,778,767
Total current liabilities	48,445,127	42,805,652
Long-term loans	18,075,914	-
Stockholders' equity:
Preferred stock: $0.001 per value, 8,000,000 shares authorized, no shares outstanding at June 30, 2010 and 2009, respectively
Common stock: $0.001 par value, 62,000,000 shares authorized, 46,562,955 and 46,562,955 issued and outstanding June 30, 2010 and 2009, respectively	46,563	46,563
Additional paid-in capital	75,642,383	75,642,383
Accumulated other comprehensive income	10,630,975	9,731,505
Retained earnings	40,776,548	35,183,011
Total stockholders' equity	127,096,469	120,603,462
Total liabilities and stockholders' equity	$193,617,510	$163,409,114

China Precision Steel, Inc. and Subsidiaries
Consolidated Statements of Operations
For the Three Months Ended June 30, 2010 and 2009

	2010	2009

Sales revenues	36,407,524	25,734,034
Cost of goods sold	33,869,690	23,423,791
Gross profit	2,537,834	2,310,243

Operating expenses
Selling expenses	173,805	46,961
Administrative expenses	702,723	656,632
Allowance for bad and doubtful debts	35	1,344
Depreciation and amortization expense	50,731	103,648
Total operating expenses	927,294	808,585

Income from operations	1,610,540	1,501,658

Other income/(expense)
Other revenues	75,042	1,061,001
Interest and finance costs	(245,255)	(323,360)
Total other (expense)/income	(170,213)	737,641

Income from operations before income tax	1,440,327	2,239,299
Provision for income tax	169,924	29,937
Net income	1,270,403	2,209,362
Basic earnings per share	$0.03	$0.05
Basic weighted average shares outstanding	46,562,955	46,562,955
Diluted earnings per share	$0.03	$0.05
Diluted weighted average shares outstanding	46,562,955	46,562,955

China Precision Steel, Inc. and Subsidiaries
Consolidated Statements of Operations
For the Years Ended June 30, 2010 and 2009

	2010	2009

Sales revenues	110,453,947	76,281,621
Cost of goods sold	100,146,924	68,549,426
Gross profit	10,307,023	7,732,195

Operating expenses
Selling expenses	400,808	1,679,283
Administrative expenses	2,708,564	2,238,088
Allowance for bad and doubtful debts	218,235	3,831,478
Depreciation and amortization expense	169,081	196,793
Total operating expenses	3,496,688	7,945,642
Income/(loss) from operations	6,810,335	(213,447)
Other income/(expense)
Other revenues	195,795	1,397,258
Interest and finance costs	(920,617)	(1,228,665)
Total other (expense)/income	(724,822)	168,593
Income/(loss) from operations before income tax	6,085,513	(44,854)
Provision for income tax
Current	491,976	363,484
Deferred	-	-
Total income tax expense	491,976	363,484

Net income/(loss)	$5,593,537	$(408,338)

Basic earnings/(loss) per share	$0.12	(0.01)

Basic weighted average shares outstanding	46,562,955	46,561,229

Diluted earnings/(loss) per share	$0.12	(0.01)

Diluted weighted average shares outstanding	46,562,955	46,561,229

China Precision Steel, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
For the Years Ended June 30, 2010 and 2009
Audited
	2010	2009
Cash flows from operating activities
Net income/(loss)	5,593,537	(408,338)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	6,272,027	3,565,422
Allowance for bad and doubtful debts	218,235	3,831,478
Reversal of provision for doubtful accounts	-	(1,105,866)
Inventory provision	42,816	-
Loss on disposal of property, plant and equipment	2,006	-
Net changes in assets and liabilities:
Accounts receivable, net	(13,559,383)	3,016,777
Inventories	(12,171,915)	1,601,568
Prepaid expenses	(458,887)	(17,861)
Advances to suppliers	8,077,892	12,163,423
Accounts payable and accrued expenses	2,757,067	(4,944,049)
Advances from customers	1,510,763	(5,278,228)
Other taxes payable	(1,324,648)	2,660,691
Current income taxes	579,492	19,995
Net cash (used in)/provided by operating activities	(2,460,998)	15,105,012
Cash flows from investing activities
Deposit for plant and machinery	-	(8,348,496)
Purchase of land use rights	-	(340,066)
Purchase of property, plant and equipment, including construction in progress	(3,684,282)	(16,642,038)
Proceeds from disposal of property, plant and equipment	2,212	-
Net cash (used in) investing activities	(3,682,070)	(25,330,600)
Cash flows from financing activities
Exercise of common stock warrants	-	269,985
Loan proceeds	21,836,199	5,050,727
Repayments of short-term loans	(447,389)	(87,839)
Net cash provided by financing activities	21,388,810	5,232,873

Effect of exchange rate	141,377	73,460
Net increase/(decrease) in cash	15,387,119	(4,919,255)
Cash and cash equivalents, beginning of year	13,649,587	18,568,842
Cash and cash equivalents, end of year	$29,036,706	$13,649,587

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